UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	March 12, 2015
(DATE OF EARLIEST EVENT REPORTED)	March 10, 2015

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2015, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, and Boardwalk Pipelines, LP (“Boardwalk Pipelines”), a wholly-owned subsidiary of the Partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement, (the “Underwriters”) with respect to the issue and sale by Boardwalk Pipelines of an additional $250 million in aggregate principal amount of its 4.95% Senior Notes due 2024 (the “Additional Notes”), in an underwritten public offering (the “Debt Offering”). On November 26, 2014, Boardwalk Pipelines issued and sold $350.0 million in aggregate principal amount of its 4.95% Senior Notes due 2024 (the “Original Notes” together with the Additional Notes, the “Notes”). The Additional Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Partnership (the “Guarantee” and together with the Additional Notes, the “Securities.”) The Securities to be sold in the Debt Offering were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-186768). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

The Additional Notes will be issued pursuant to an indenture, dated as of August 21, 2009 (the “Base Indenture”), between Boardwalk Pipelines, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture thereto, dated as of November 26, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between Boardwalk Pipelines, the Partnership and the Trustee, and will be treated together with the Original Notes as a single series of debt securities for all purposes under the Indenture.

Closing of the Debt Offering is expected to occur on March 13, 2015. Boardwalk Pipelines intends to use the net proceeds of approximately $247.1 million from the Debt Offering (after deducting the underwriting discount and estimated offering expenses) to retire a portion of the outstanding $250 million aggregate principal amount of Texas Gas’ 4.60% notes due 2015. Initially, Boardwalk Pipelines expects to use the net proceeds to reduce outstanding borrowings under its revolving credit facility. Subsequently, on or prior to June 1, 2015, Boardwalk Pipelines expects to retire all of the outstanding $250 million aggregate principal amount of Texas Gas’ 4.60% notes due 2015 with borrowings under its revolving credit facility.

The description set forth above in Item 1.01 is qualified in its entirety by the Underwriting Agreement. A copy of Underwriting Agreement is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of March 10, 2015, among Barclays Capital Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP and Boardwalk Pipelines, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

	By:	BOARDWALK GP, LLC,
its general partner

		By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer

Dated: March 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of March 10, 2015, among Barclays Capital Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP and Boardwalk Pipelines, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Senior Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)